Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 5, 2010, with respect to the consolidated financial statements included in the Annual Report of National Penn Bancshares, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2011.  We hereby consent to the incorporation by reference of said report in the Registration Statements of National Penn Bancshares, Inc. on Forms S-3 (File No. 333-159609, effective May 29, 2009; File No. 333-155234, effective November 7, 2008; File No. 333-154973, effective November 3, 2008) and on Forms S-8 (File No. 333-159520 and File No. 333-159519, effective May 28, 2009; File No. 333-158890, effective April 29, 2009; File No. 333-149274, effective February 15, 2008; File No. 333-131620, effective February 7, 2006; File No. 333-125086, effective May 20, 2005; File No 333-116767, effective June 23, 2004; File No. 333-111375, File No. 333-111376 and File No. 333-111377, effective December 19, 2003; File No. 333-103617, effective March 5, 2003; File No. 333-60096, effective May 3, 2001; and File No. 333-27103, effective May 14, 1997).

 /s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
February 29, 2012